     As filed with the Securities and Exchange Commission on August 1, 1996

                                                   Registration No. 333-
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                           FPIC INSURANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)

                  Florida                               59-3359111
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                  Identification No.)

         1000 Riverside Avenue, Suite 800, Jacksonville, Florida 32204
              (Address of principal executive offices) (Zip Code)
      Registrant's telephone number, including area code:  (904) 354-5910


       FLORIDA PHYSICIANS INSURANCE COMPANY EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               William R. Russell
                     President and Chief Executive Officer
                           FPIC Insurance Group, Inc.
                        1000 Riverside Avenue, Suite 800
                          Jacksonville, Florida 32204
                                 (904) 354-5910
           (Name, address and telephone number of agent for service)
                      ___________________________________
                                   Copies to:

                                 John R. Byers
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                               50 N. Laura Street
                                   Suite 2800
                          Jacksonville, Florida 32202

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------------------
                                                            Proposed                 Proposed                 Amount of
   Title of Securities            Amount to          Maximum Offering Price      Maximum Aggregate           Registration
     to be Registered          be Registered1              Per Share2             Offering Price                 Fee
 Common Stock,$0.10 par        120,000 shares           $8.50                       $1,020,000               $351.72
 value
- --------------------------------------------------------------------------------------------------------------------------
1        Plus such indeterminate number of additional shares as may become available for sale pursuant to the anti- dilution provisions of such Plan.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration
         Statement also covers an indeterminate amount of interests in the employee benefit plan described herein.
2        Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h).
- ---------------------------------------------------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act of 1933") and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         There are hereby incorporated by reference in this Registration Statement the following documents heretofore filed with the Commission.

         (a) The Registrant's prospectus which is part of the Registrant's Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-4585) that was filed with the Commission on August 1, 1996.

         (b) Description of the Registrant's Common Stock as set forth in the Registration Statement on Form 8-A/A dated July 30, 1996.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.          Description of Securities.

                 Not Applicable

Item 5.          Interests of Named Experts and Counsel.

                 Not Applicable

Item 6.          Indemnification of Directors and Officers.

        Subsection (1) of Section 607.0850 of the Florida Business Corporation Act (the "FBCA") empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding (including any appeal thereof) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Subsection (2) of Section 607.0850 of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification may be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper.

        Section 607.0850(3) of the FBCA provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any proceeding referred to in subsections (1) and (2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith. Subsection (4) provides that any indemnification under subsections (1) and (2) of Section 607.0850, unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (1) and (2) of Section 607.0850. Such determination shall be made:

                 (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

                 (b) if such a quorum is not obtainable, or, even if obtainable, by a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

                 (c)      by independent legal counsel:

                          (1) selected by the board of directors as prescribed in paragraph (a) or a committee selected as prescribed in paragraph (b); or

                          (2) if no quorum of directors can be obtained under paragraph (a) no committee can be designated under paragraph (b), by a majority vote of the full board of directors (in which directors who are parties may participate); or

                 (d) by the shareholders by a majority vote of a quorum of shareholders who were not parties to such proceedings or if no quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

        Expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850.

        Section 607.0850(7) of the FBCA states that indemnification and advancement of expenses are not exclusive and empowers the corporation to make any other further indemnification or advancement of expenses of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director, officer, employee or agent (a) violated criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful,

(b) derived an improper personal benefit from such transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 of the FBCA (relating to unlawful distributions) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

        Section 607.0850(9) of the FBCA permits any director, officer, employee or agent who is or was a party to a proceeding to apply for indemnification or advancement of expenses to any court of competent jurisdiction. Section 607.0850(12) of the FBCA permits a corporation to purchase and maintain insurance for a director, officer, employee or agent against any liability incurred in his or her official capacity or arising out of his or her status as such regardless of the corporation's power to indemnify him or her against such liability under this section.

        The Company's articles provide that the Company's directors and officers will not be liable for any monetary damages to the Company or its shareholders to the full extent permitted by Florida law.

        The Company's articles and bylaws provide that the Company's directors and officers shall be indemnified to the fullest extent allowed by law. The Company has also entered into indemnification agreements with its directors and officers and has committed to obtaining directors and officers liability insurance.

Item 7.          Exemption from Registration Claimed.

                 Not Applicable

Item 8.          Exhibits.

        Exhibits required to be filed with the Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that have heretofore been filed with the Commission and that are designated by reference to their exhibit number in prior filings are hereby incorporated herein by reference and made a part hereof.

Item 9.          Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the latest annual report to shareholders that is incorporated in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                 (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement for such indemnification, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 25th day of July, 1996.

                                        FPIC INSURANCE GROUP, INC.
                                              (Registrant)


                                        By:   /s/ STEVEN R. SMITH
                                              ---------------------------------
                                              Steven R. Smith
                                              Executive Vice President
                                              and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        (Signature)                                (Title)                   (Date)
         ---------                                  -----                     ----
                 *                         Chairman of the Board             July 25, 1996
- ----------------------------------         of Directors
Gaston J. Acosta-Rua, M.D.


                 *                         Director                          July 25, 1996
- -----------------------------------
Richard J. Bagby, M.D.


                 *                         Director                          July 25, 1996
- ----------------------------------
Robert O. Baratta, M.D.


                 *                         Director                          July 25, 1996
- ----------------------------------
James W. Bridges, M.D.


                 *                         Vice President and                July 25, 1996
- ----------------------------------         Chief Financial Officer
Robert B. Finch                            (Principal Financial Officer)


        (Signature)                        (Title)                           (Date)
        ----------                          -----                             ----
                 *                         Director                          July 25, 1996
- ----------------------------------
Curtis E. Gause, D.D.S.


                 *                         Director                          July 25, 1996
- ----------------------------------
J. Stewart Hagen, M.D.


                 *                         Director                          July 25, 1996
- ----------------------------------
Louis C. Murray, M.D.


                 *                         President, Chief Executive        July 25, 1996
- ----------------------------------         Officer and Director
William R. Russell                         (Principal Executive Officer)


                 *                         Controller (Principal             July 25, 1996
- ----------------------------------         Accounting Officer)
Donald J. Sabia


                 *                         Director                          July 25, 1996
- ----------------------------------
Guy T. Selander, M.D.


                 *                         Director                          July 25, 1996
- ----------------------------------
David M. Shapiro, M.D.


                 *                         Director                          July 25, 1996
- ----------------------------------
D. L. Van Eldik, M.D.


                 *                         Vice Chairman of the              July 25, 1996
- ----------------------------------         Board of Directors
James G. White, M.D.


                 *                         Director                          July 25, 1996
- ----------------------------------
Henry M. Yonge, M.D.


*By: /s/STEVEN R SMITH
    ------------------------------
        Steven R. Smith
        (Attorney-in-fact)

        The Plan. Pursuant to the requirements of the Securities Act of 1933, the Employee Stock Purchase Plan Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on July 25, 1996.

                                        FLORIDA PHYSICIANS INSURANCE
                                        COMPANY EMPLOYEE STOCK
                                        PURCHASE PLAN


                                        By:  /s/ STEVEN R. SMITH
                                           -----------------------------------
                                        Name:     Steven R. Smith
                                                Secretary to the Employee Stock
                                                Purchase Plan Committee

                                 EXHIBIT INDEX


Exhibit No.

4(a) Restated Articles of Incorporation (incorporated by reference to Exhibit 3(a) to Registration Statement on Form S-4 (File No. 333-2040), first filed with the Commission on March 7,
                 1996).

4(b) Bylaws (incorporated by reference to Exhibit 3(b) to Registration Statement on Form S-4 (File No. 333-2040), first filed with the Commission on March 7, 1996).

4(c) Specimen certificate of the Common Stock to be registered hereunder (incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-1 (File No. 333-4585), first filed with the Commission on May 24, 1996).

5                Opinion of Counsel.

23(a)            Consent of KPMG Peat Marwick, L.L.P.

23(b)            Consent of Counsel (included in Exhibit 5).

24               Powers of Attorney

99               Florida Physicians Insurance Company Employee Stock Purchase
                 Plan


JK2 77190.1